Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made and entered into this            day of April 2008 by and between Dynamic Materials Corporation, a Delaware corporation (the “Corporation”), and                                        (“Agent”).

RECITALS

WHEREAS, Agent performs a valuable service to the Corporation in his capacity as [Director][Officer Tile] of the Corporation;

WHEREAS, the stockholders of the Corporation have adopted bylaws (the “Bylaws”) providing for the indemnification of the directors, officers, employees and other agents of the Corporation, including persons serving at the request of the Corporation in such capacities with other corporations or enterprises, as authorized by the Delaware General Corporation Law, as amended (the “Code”);

WHEREAS, the Bylaws and the Code, by their non-exclusive nature, permit contracts between the Corporation and its agents, officers, employees and other agents with respect to indemnification of such persons; and

WHEREAS, in order to induce Agent to continue to serve as [Director][Officer Title] of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Agent.

NOW, THEREFORE, in consideration of Agent’s continued service as [Director][Officer Title] after the date hereof, the parties hereto agree as follows:

AGREEMENT

1.                                      Services to the Corporation.  Agent will serve, at the will of the Corporation or under separate contract, if any such contract exists, as [Director][Officer Title] of the Corporation or as a director, officer or other fiduciary of an affiliate of the Corporation (including any employee benefit plan of the Corporation) faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the provisions of the Bylaws or other applicable charter documents of the Corporation or such affiliate; provided, however, that Agent may at any time and for any reason resign from such position (subject to any contractual obligation that Agent may have assumed apart from this Agreement) and that the Corporation or any affiliate shall have no obligation under this Agreement to continue Agent in any such position.

2.                                      Right to Indemnification.  To the fullest extent permitted by the Code:

(a)                                  The Corporation shall indemnify Agent if Agent was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding (including any investigations) by reason of the fact that Agent is or was or has agreed to serve at the request of the Corporation as a director, officer, employee or agent (which for purposes hereof, shall include a trustee, partner or manager or similar capacity) of the Corporation, or while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.  For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for monetary damages against Agent in respect of an alleged breach of fiduciary duties, to the fullest extent permitted under Section 102(b)(7) of the Code as in existence on the date hereof.

(b)                                 The indemnification provided by this Section 2 shall be from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Agent or on Agent’s behalf in connection with such proceeding and any appeal therefrom, but shall only be provided if Agent acted in good faith and in a manner Agent reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe Agent’s conduct was unlawful.

(c)                                  Notwithstanding the foregoing provisions of this Section 2, in the case of any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Agent is or was a director, officer, employee or agent of the Corporation, or while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, Agent shall be entitled to the rights of indemnification provided for herein in connection with such action or suit if the Agent acted in good faith and in a manner the Agent reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, if applicable law so provides, no indemnification shall be made in respect of any such claim, issue or matter as to which Agent shall have been finally adjudged to be liable to the Corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Agent is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

(d)                                 The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Agent did not act in good faith and in a manner which Agent reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Agent’s conduct was unlawful.

(e)                                  The indemnification and contribution provided for herein will remain in full force and effect regardless of any investigation made by or on behalf of Agent or any officer, director, employee, agent or controlling person of Agent.

3.                                                                                      Determination That Indemnification Is Proper.  Any indemnification hereunder shall (unless otherwise ordered by a court) be made by the Corporation unless a determination is made that indemnification of such person is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 2(b) hereof.  Any such determination shall be made:

(a)                                  by a majority vote of the directors who are not parties to the proceeding in question (“disinterested directors”), even if less than a quorum;

(b)                                 by a majority vote of a committee of disinterested directors designated by majority vote of disinterested directors, even if less than a quorum;

(c)                                  by a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote on the matter, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the proceeding in question;

(d)                                 by independent legal counsel; or

(e)                                  by a court of competent jurisdiction.

4.                                      Limitations on Additional Indemnity.  Notwithstanding any other provision herein to the contrary, no indemnity pursuant to Section 2 hereof shall be paid by the Corporation:

(a)                                  on account of any proceeding with respect to which final judgment is rendered against Agent for an accounting of profits made from the purchase or sale by Agent of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

(b)                                 for which payment is actually made to Agent under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

(c)                                  if indemnification is not lawful (and, in this respect, both the Corporation and the Agent have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

(d)                                 in connection with any proceeding (or part thereof) initiated by Agent, or any proceeding by Agent against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Code, or (iv) the proceeding is initiated pursuant to Section 10 hereof.

5.                                      Continuation of Indemnity.  All agreements and obligations of the Corporation contained herein shall continue during the period Agent is a director, officer, employee or other agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Agent shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitration, administrative or investigative, by reason of the fact that Agent was serving in the capacity referred to herein.

6.                                      Successful Defense; Partial Indemnification.

(a)                                  To the extent that Agent has been successful on the merits or otherwise in defense of any proceeding referred to in Section 2 hereof or in defense of any claim, issue or matter therein, Agent shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.  For purposes of this Agreement and without limiting the foregoing, if any proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without:

(i)                                   the disposition being adverse to Agent;

(ii)                                an adjudication that Agent was liable to the Corporation;

(iii)                             a plea of guilty or nolo contendere by Agent;

(iv)                            an adjudication that Agent did not act in good faith and in a manner Agent reasonably believed to be in or not opposed to the best interests of the Corporation; and

(v)                               with respect to any criminal proceeding, an adjudication that Agent had reasonable cause to believe Agent’s conduct was unlawful,

Agent shall be considered for the purposes hereof to have been wholly successful with respect thereto.

(b)                                 If Agent is entitled under any provision of this Agreement to indemnification by the Corporation for a portion of the expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 2 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Agent for the portion thereof to which Agent is entitled.

7.                                      Notification and Defense of Claim.  Not later than thirty (30) days after receipt by Agent of notice of the commencement of any action, suit or proceeding, Agent will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve the Corporation from any liability which it may have to Agent hereunder, except to the extent the Corporation is prejudiced in its defense of such proceeding as a result of such failure.  With respect to any such action, suit or proceeding as to which Agent notifies the Corporation of the commencement thereof:

(a)                                  the Corporation will be entitled to participate therein at its own expense;

(b)                                 except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Agent.  After notice from the Corporation to Agent of its election to assume the defense thereof, the Corporation will not be liable to Agent under this Agreement for any legal or other expenses subsequently incurred by Agent in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below.  Agent shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Agent unless (i) the employment of counsel by Agent has been authorized by the Corporation, (ii) counsel to the Corporation or Agent shall have reasonably concluded that there may be a conflict of interest between the Corporation and Agent in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Agent’s separate counsel shall be at the expense of the Corporation.  The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which counsel for the Corporation or Agent shall have made the conclusion provided for in clause (ii) above; and

(c)                                  the Corporation shall not be liable to indemnify Agent under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld.  The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Agent without Agent’s written consent, which may be given or withheld in Agent’s sole discretion.

8.                                      Procedure for Indemnification.

(a)                                  To obtain indemnification, Agent shall promptly submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Agent and is reasonably necessary to determine whether and to what extent Agent is entitled to indemnification.  The Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Agent has requested indemnification.

(b)                                 The Corporation’s determination whether to grant Agent’s indemnification request shall be made promptly, and in any event within 45 days following receipt of a request for indemnification pursuant to Section 8(a).

(c)                                  The Agent shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification pursuant to this Section 8, and the Corporation shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption.  Such presumption shall be used as a basis for a determination of entitlement to indemnification unless the Corporation overcomes such presumption by clear and convincing evidence.

9.                                      Expenses.  The Corporation shall advance, prior to the full disposition of any proceeding, promptly following request therefor, all expenses incurred by Agent in connection with such proceeding upon receipt of an undertaking by or on behalf of Agent to repay said amounts if it shall be determined ultimately that Agent is not entitled to be indemnified under the provisions of this Agreement, the Bylaws, the Code or otherwise.

10.                               Enforcement.  Any right to indemnification or advances granted by this Agreement to Agent shall be enforceable by or on behalf of Agent in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied by the Corporation, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor.  The Agent’s expenses (including attorneys’ fees) incurred in connection with successfully establishing Agent’s right to indemnification, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Corporation.  It shall be a defense to any action for which a claim for indemnification is made under Section 2 hereof (other than an action brought to enforce a claim for expenses pursuant to Section 9 hereof, provided that the required undertaking has been tendered to the Corporation) that Agent has not met the standard of conduct set forth in Section 2 hereof or is not entitled to indemnification because of the limitations set forth in Section 4 hereof but the burden of proving such defense by clear and convincing evidence shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Agent is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Agent is not entitled to indemnification under this Agreement or otherwise.

11.                               Insurance and Subrogation.

(a)                                  The Corporation shall purchase and maintain insurance in reasonable amounts from established and reputable insurers on behalf of Agent (which shall include so called “tail” coverage) who is or was or has agreed to serve at the request of the Corporation as a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against, and incurred by, Agent or on Indemnitee’s behalf in any such capacity, or arising out of Agent’s status as such, whether or not the Corporation would have the power to indemnify Agent against such liability under the provisions of this Agreement.  If the Corporation has such insurance in effect at the time the Corporation receives from Agent any notice of the commencement of a proceeding, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the policy.  The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Agent, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

(b)                                 In the event of payment by the Corporation under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Agent with respect to any insurance policy, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights in accordance with the terms of such insurance policy.

12.                               Non-Exclusivity of Rights.  The rights conferred on Agent by this Agreement shall not be exclusive of any other right which Agent may have or hereafter acquire under any statute, provision of the Corporation’s Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

13.                               Survival of Rights.

(a)                                  The rights conferred on Agent by this Agreement shall continue after Agent has ceased to be a director, officer, employee or other agent of the Corporation or to serve at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Agent’s heirs, executors and administrators.

(b)                                 The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

14.                               Separability.  Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.  Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Agent to the fullest extent provided by the Bylaws, the Code or any other applicable law.

15.                               Governing Law.  This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

16.                               Amendment and Termination.  No amendment, notification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

17.                               Identical Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement.  Only one such counterpart need be produced to evidence the existence of this Agreement.

18.                               Headings.  The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

19.                               Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

(a)                                  If to Agent, at the address indicated on the signature page hereof.

(b)                                 If to the Corporation, to:

Dynamic Materials Corporation
5405 Spine Road
Boulder, Colorado  80301
Attn:  Secretary

or to such other address as may have been furnished to Agent by the Corporation.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

DYNAMIC MATERIALS CORPORATION

By:

Agent Print Name and Address

Name

Address

Signature